                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ______________________

                                   FORM 8-K
                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (Date of earliest event reported): March 29, 1999

                       COMMISSION FILE NUMBER 000-22647
                       --------------------------------

                        PERITUS SOFTWARE SERVICES, INC.
                        ------------------------------
              (Exact Name of Registrant as Specified in Charter)


               Massachusetts                                  04-3126919
               -------------                                  ----------
(State or Other Jurisdiction of Incorporation )            (I.R.S. Employer
                                                          Identification No.)

Two Federal Street, Billerica, Massachusetts                   01821-3540
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(Address of Principal Executive Offices)                       (Zip Code)


                                 (978) 670-0800
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
                                 --------------
              (Former Name, Former Address and Former Fiscal Year,
                         if Changed Since Last Report)
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Item 5.  Other Events.
         -------------

On March 29,1999, Peritus Software Services, Inc. (the "Company") announced an anticipated $2 to $2.5 million net loss for the quarter ending March 31, 1999. The Company also announced that the net loss in the first quarter will significantly erode the Company's cash balances and jeopardize its ability to continue as a going concern. The Company did not believe that it will be able to achieve a cash flow breakeven position in the future and the Company's Board of Directors is considering various alternatives. With the exception of personnel required for delivery of customer obligations, the Company anticipated that it will significantly reduce its workforce within the next several weeks.


The details of the announcement are set forth in Exhibit 99 attached hereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         -------------------------------------------------------------------

         (a)  Financial Statements.

              None.

         (b)  Pro Forma Financial Information.

              None.

         (c)  Exhibits.

              99.  Press Release dated March 29, 1999.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 7, 1999

                                    Peritus Software Services, Inc.

                                    By: /s/ John D. Giordano
                                        --------------------
                                    Name:  John D. Giordano
                                    Title: President, and
                                           Chief Financial Officer
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                                 EXHIBIT INDEX


EXHIBIT NO.                   DESCRIPTION
----------                    -----------

99               Press Release dated March 29, 1999